HEALTH NET, INC.

2006 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

The purposes of the Health Net, Inc. 2006 Long-Term Incentive Plan (the “Plan”) are to (i) align the interests of the stockholders of Health Net, Inc., a Delaware corporation (the “Company”), and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining directors and key employees of the Company and its subsidiaries and (iii) motivate such directors and employees to act in the long-term best interests of the Company’s stockholders.

II. DEFINITIONS

For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

“Agreement” shall mean the written instrument evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period at the time of grant.

“Bonus Stock Award” shall mean an award of Bonus Stock.

“Cause” shall have the meaning set forth in Section 8.10(b).

“Change in Control” shall, unless otherwise determined by the Committee, have the meaning set forth in Section 8.9(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof that, in each case, consists solely of two or more members of the Board of Directors who each qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company and any other equity security into which the Common Stock is converted by reason of a recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares or other similar change in capitalization or similar event.

“Company” shall mean Health Net, Inc., a Delaware corporation, or any successor thereto.

“Disability” shall mean the termination of employment or service of a Participant due to such individual’s inability, as determined solely by the Committee, to perform substantially such holder’s duties and responsibilities for a continuous period of at least six months, provided, however, that in the case of awards which are subject to the provisions of section 409A of the Code, the existence of Disability shall be determined in accordance with such section and the regulations and guidance promulgated thereunder from time to time.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute, and designated as, an Incentive Stock Option.

“Mature Shares” shall mean previously acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months (or such shorter period as the Committee may permit, provided that the Company will not be required to recognize any increased compensation expense under applicable accounting principles in connection with its receipt of such shares hereunder) or (ii) has purchased on the open market.

“Merger” shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Participants” shall mean those individuals described in Section 3.1.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option, (ii) as a condition to the grant of a Stock Award or a Restricted Stock Unit Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Award, of the shares of Common Stock subject to such award or the cash amount payable with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; total shareholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Performance Period. The Performance Measures for any given Performance Period shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Performance Period. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Subject to Section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Award shall be measured.

“Performance Award” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Common Stock of a specified amount.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock.

“Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash, or a combination thereof, with an aggregate valve equal to the Fair Market Value of one share of Common Stock on the date of vesting. Restricted Stock Units may or may not be granted with dividend equivalent rights.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units.

“Restriction Period” shall mean any period designated by the Committee during which (i) Common Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Award” shall mean a Restricted Stock Award or a Bonus Stock Award.

“Subsidiary” shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Tax Date” shall have the meaning set forth in Section 8.6.

“Ten Percent Holder” shall have the meaning set forth in Section 4.2(a).

III. ELIGIBILITY AND ADMINISTRATION

3.1 Eligibility. Participants in the Plan shall consist of non-employee directors of the Company and such key employees and persons expected to become key employees (“Participants”) of an Employer as the Committee in its sole discretion may select from time to time. The Board or Committee’s selection of an individual to participate in the Plan at any time shall not require the Board or Committee to select such individual to participate in the Plan at any other time. For purposes hereof, a non-employee director shall be a member of the Board who is not an employee of the Company or any of its Subsidiaries.

3.2 Administration. (a) In General. The Plan shall be administered by the Committee. The Committee may grant to Participants any one or a combination of the following awards under the Plan: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (ii) Stock Awards in the form of Restricted Stock or Bonus Stock, (iii) Restricted Stock Unit Awards and (iv) Performance Awards. The Committee shall, subject to the terms of the Plan, select Participants for participation in the Plan and determine the form, amount and timing of each award to such individuals and, if applicable, the number of shares of Common Stock, the number of Restricted Stock Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action with respect to an award such that (i) any or all outstanding options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive. Notwithstanding anything in the Plan to the contrary, the functions of the Committee as set forth herein shall be performed by the Board with respect to Participants who are non-employee directors.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the grant of an award to an officer or other person subject to Section 16 of the Exchange Act (or decisions concerning the timing, pricing or amount of an award to such an officer or other person).

(c) Indemnification. No member of the Board of Directors or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation or By-laws, and under any directors’ and officers’ liability insurance of the Company that may be in effect from time to time.

3.3 Shares Available. Subject to Section 3.5 and subject to adjustment as provided in Section 8.8, 6,750,000 shares of Common Stock shall be available under the Plan, which number shall be increased by the amount of shares of Common Stock that are presently subject to awards under the Health Net, Inc. 2005 Long-Term Incentive Plan (which shall be deemed to include shares subject to or issued pursuant to awards under the Health Net, Inc. 2002 Stock Option Plan or the Health Net, Inc. 1997 Stock Option Plan) which remain unissued upon the cancellation or termination of such award. To the extent that shares of Common Stock subject to an outstanding award under this Plan are not issued or delivered by reason of the (i) expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under the Plan. Subject to adjustment as provided in Section 8.8, the total number of shares of Common Stock available under this Plan for Incentive Stock Option Awards shall not exceed 350,000 shares of Common Stock. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof. For the avoidance of doubt, shares of Common Stock actually or constructively (i.e., by attestation) tendered by a Participant in satisfaction of the Participant’s exercise price or tax obligations shall not be made available again for issuance under the Plan.

3.4 Individual Limitation. Subject to the provisions of Section 8.8, the total number of shares of Common Stock subject to awards (including awards which may be payable in cash but denominated as shares of Common Stock), awarded to any Participant shall not exceed 3,000,000 shares during the term of the Plan.

3.5 Effect of Awards. The grant of any award other than an Option shall, for purposes of Section 3.3, reduce the number of shares of Common Stock available for issuance under the Plan by two (2) shares of Common Stock for each such share actually subject to the award and shall be deemed, for purposes of Section 3.4, as an award of two (2) shares of Common Stock for each such share actually (or nominally) subject to the award. The grant of an Option shall be deemed, for purposes of Sections 3.3 and 3.4, as an Award of one share of Common Stock for each such share actually subject to the award, and the exercise of an Option shall be treated for purposes of Section 3.3 as an issuance of the full number of shares of Common Stock subject to the Option. In the event that an award expires, terminates, is cancelled or forfeited, the number of shares of Common Stock deemed subject to such award under this Section 3.5 shall again become available under the Plan.

IV. STOCK OPTIONS

4.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such Participants as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each Incentive Stock Option shall be granted within ten years of the date this Plan is approved by the Company’s shareholders. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) exceeds $100,000 (or any other applicable dollar limitation established under the federal tax laws), such options shall constitute Nonqualified Stock Options.

4.2 Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) (a “Ten Percent Holder”), then the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required under the Code in order to constitute an Incentive Stock Option.

(b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or Nonqualified Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having a Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case, except as otherwise set forth in the Agreement relating to the option and (ii) by executing such documents and taking any other actions as the Company may reasonably request. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. The Company shall not be required to deliver certificates representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor and any withholding taxes thereon, as described in Section 8.6.

4.3 Termination of Employment or Service.

(a) In General. Subject to Sections 8.10 and paragraph 4.5(b) below in the case of an Incentive Stock Option, all of the terms relating to the exercise, cancellation or other disposition of an option in the event the holder of such option is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Permanent and Total Disability, retirement, death or other termination of employment or service, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option and shall be specified in the Agreement relating to such option.

(b) Incentive Stock Options. Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer by reason of Permanent and Total Disability or death shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s termination of employment. In the case of the optionee’s Permanent and Total Disability, the option may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the effective date of such optionee’s termination of employment by reason of Permanent and Total Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee’s death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Agreement) after the date of such optionee’s death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

(c) Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer for any reason other than Permanent and Total Disability or death shall be exercisable only to the extent such option is exercisable on the effective date of such optionee’s termination of employment, and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of three months after the effective date of such optionee’s termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

(d) If an optionee dies during the exercise period specified in the Agreement evidencing the award of such option following the termination of the optionee’s employment by reason of Permanent and Total Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee’s death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

(e) Notwithstanding anything in the Plan to the contrary, no option issued under the Plan may be repriced, regranted through cancellation or otherwise amended in each case to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a change in the Company’s capitalization or in connection with a corporate transaction) without the approval of the Company’s stockholders.

V. STOCK AWARDS

5.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such Participants as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

5.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, including such terms as the Committee may determine with respect to dividends payable in respect of shares of Common Stock subject to such Stock Award.

(a) Number of Shares and Other Terms. The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award. The Committee may determine that the grant of a Stock Award is contingent upon the satisfaction of one or more Performance Measures. In the case of a Restricted Stock Award, the Committee shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award (x) if specified Performance Measures are satisfied during the specified Restriction Period or (y) if the holder of such award remains continuously in the employment of any one or more Employers through the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion the shares of Common Stock subject to such award (v) if specified Performance Measures are not satisfied during the specified Restriction Period or (w) the holder of such award does not remain continuously in the employment of any one or more Employers through the specified Restriction Period or does not satisfy any other applicable conditions. Bonus Stock Awards shall not be subject to any Restriction Periods.

(c) Share Certificates. During the Restriction Period, at the Company’s sole discretion, the shares of Common Stock subject to a Restricted Stock Award either (i) shall be held be the Company in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the holder’s name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable conditions), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

(d) Rights With Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a dividend or distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made. Any such dividends and distributions on deposit with the Company shall not be required to be segregated in separate accounts and shall not bear interest. Any breach of any restrictions, terms or conditions applicable to a Restricted Stock Award by the holder of such award shall cause a forfeiture of Restricted Stock, any related distributions, and all rights under the Agreement.

5.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Award.

VI. RESTRICTED STOCK UNIT AWARDS

6.1 Restricted Stock Unit Awards. The Committee may, in its discretion, grant Restricted Stock Unit Awards to such Participants as may be selected by the Committee. Each Restricted Stock Unit shall contain terms and conditions with comply with the provisions of Section 409A of the Code and shall be interpreted in a manner so as to comply with such section.

6.2 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Restricted Stock Units and Other Terms. The Committee shall determine the number of Restricted Stock Units subject to a Restricted Stock Unit Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Unit Award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award (w) if specified Performance Measures are satisfied or met during the specified Restriction Period or (x) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and (ii) for the forfeiture of such award (y) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (z) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

6.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of a Restricted Stock Unit Award, or any cancellation or forfeiture of such Restricted Stock Unit Award in the event the holder of such Restricted Stock Unit Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Unit Award.

VII. PERFORMANCE AWARDS

7.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such Participants as may be selected by the Committee.

7.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Amount of Performance Award, Performance Measures and Performance Period. The Committee shall determine the amount of a Performance Award and the Performance Measures and Performance Period applicable to such award.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Performance Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

7.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of a Performance Award, or any cancellation or forfeiture of such Performance Award in the event the holder of such Performance Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Performance Award.

VIII. GENERAL

8.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2006 annual meeting of stockholders, provided that, the total vote cast on the amended and restated Plan represents over 50% in interest of all securities entitled to vote on the amended and restated Plan, shall become effective on the date of such meeting. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

In the event that the Plan is not approved by the stockholders of the Company within twelve months of the date the Board adopts the Plan, subject to stockholder approval, the Plan and any awards granted hereunder shall be null and void.

8.2 Amendments. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if required by applicable law or the rules of any exchange on which the Common Stock is listed. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

8.3 Agreement. Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by a duly authorized representative of the Company and the recipient of such award. Each award under the Plan shall be subject to forfeiture if the Agreement evidencing such award is not executed by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder’s consent.

8.4 Designation of Beneficiaries. Each Participant may designate a beneficiary or beneficiaries with respect to each of his or her awards by executing and filing with the Company during his or her lifetime a written beneficiary designation on a form prescribed by the Committee. The Participant may change or revoke any such designation by executing and filing with the Company during his or her lifetime a new beneficiary designation. If all designated beneficiaries predecease the individual or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the individual’s death, or if the individual fails to designate a beneficiary, then the following persons in the order set forth below shall be the individual’s beneficiaries:

(i) Participant’s spouse, if living; or if none,

(ii) Participant’s then living descendants, per stirpes; or if none,

(iii) Participant’s estate.

8.5 Transferability of Awards. No Incentive Stock Option shall be transferable other than pursuant to a beneficiary designation effective on the optionee’s death. No other award shall be transferable other than (a) pursuant to a beneficiary designation effective on the holder’s death or (b) as permitted by the Committee, provided, however, that in no event shall an award be transferred to a third party for consideration. Each option may be exercised during the optionee’s or holder’s lifetime only by the optionee or holder (or the optionee’s or holder’s legal representative). Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such an award and all rights thereunder shall immediately become null and void.

8.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, to the extent legally permissable, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); in each case, except as otherwise set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

8.7 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

8.8 Adjustment. In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the maximum number of securities with respect to which options or Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards, may be granted during any calendar year to any individual, the number and class of securities subject to each outstanding option and the purchase price per security, the maximum number of securities with respect to which Stock Awards or options may be granted during any calendar year to any person, the terms of each outstanding option, the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award, and Performance Award, and the number and class of securities subject to each outstanding Stock Award and Restricted Stock Unit Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

8.9 Acceleration of Awards.

Notwithstanding any provision in the Plan, upon the occurrence of a Change in Control, as defined below, (i) all outstanding options shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Award shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed satisfied, as determined by the Board, at the minimum, target or maximum level, except as otherwise provided in the applicable Agreement.

(a) Definition of Change in Control. Unless otherwise determined by the Committee, a “Change in Control” shall mean:

(i) Consummated Transaction. Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company;

(ii) Control Purchase. The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities);

(iii) Board Change. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

(iv) Other Transactions. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

The Agreement evidencing options or Restricted Stock granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options and the acceleration of the vesting of Restricted Stock as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

8.10 Termination of Employment or Service.

(a) Acceleration of Exercisability or Vesting. Notwithstanding any provisions to the contrary in an Agreement, if the employment or service of the holder of an award shall terminate for any reason (including, without limitation, the holder’s death, Permanent and Total Disability, retirement, resignation or voluntary termination other than for Cause (as defined in subsection (b) hereof) as determined by the Committee in its sole discretion), the Committee may determine the following, subject to such action not causing a violation of Section 409A of the Code:

(i) All of the terms relating to the satisfaction of Performance Measures shall be deemed to be satisfied and any Restriction Period applicable to any Restricted Stock Award shall be deemed to have expired upon the holder’s termination of employment or service, and all Restricted Stock subject to such award shall become vested;

(ii) Any option shall become exercisable in full upon the holder’s termination of employment or service; and

(iii) All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award shall be deemed to be satisfied.

(b) Termination By Company For Cause. If the employment or service of a holder of a Performance Award, Restricted Stock Award or Restricted Stock Unit Award shall terminate for Cause, then all Performance Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be forfeited immediately on the effective date of such holder’s termination of employment or service. If the employment or service of a holder of an option shall terminate for Cause, all options held by such holder shall immediately terminate and be canceled on the effective date of such holder’s termination of employment or service. For purposes of this Section 8.10, “Cause” shall have the meaning ascribed thereto in any employment agreement to which such holder is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, “Cause” shall mean only a felony conviction for fraud, misappropriation or embezzlement, regardless of whether the holder has an employment agreement with an Employer, if the holder’s employment termination occurs within 12 months after a Consummated Transaction, Control Purchase or Board Change (as such events are described in Section 8.9(a)); provided, however, that with respect to non-employee directors Cause shall mean removal by the Company’s stockholders for cause.

(c) General. For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

8.11 No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer or service as a director or affect in any manner the right of an Employer to terminate the employment of any person at any time without liability hereunder.

8.12 Rights As Stockholder. Subject to Section 5.2(d), no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

8.13 Section 409A Compliance. Awards under the Plan are intended to comply with Section 409A of the Code and all awards shall be interpreted in accordance with such section and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.

8.14 Non-Exclusivity. The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

8.15 Governing Law. The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.